Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 22, 2012
FOR IMMEDIATE RELEASE

Washington Trust Announces Record Earnings for Third Quarter 2012
Diluted Earnings Per Share up 17% over Third Quarter 2011

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced third quarter 2012 net income of $8.9 million, or 54 cents per diluted share. On a diluted earnings per share basis, third quarter 2012 results were up by 1 cent, or 2%, from second quarter 2012 and by 8 cents, or 17%, from third quarter 2011. The returns on average equity and average assets for the third quarter of 2012 were 12.02% and 1.17%, respectively, compared to 11.89% and 1.16%, respectively, for the second quarter of 2012.

“Washington Trust’s strong operating performance led to another quarter of record earnings,” stated Joseph J. MarcAurele, Washington Trust Chairman, President and CEO. “While all of our business lines performed well, total deposits and total loans reached the highest levels in our 212 year history. These results reflect our success at expanding our branch and mortgage banking footprint, generating new commercial banking and wealth management business, and continuing to build our reputation as one of the premier financial institutions in New England.”

Selected financial highlights for the third quarter of 2012 included:

•	Loans totaled $2.3 billion at September 30, 2012, up by $42.9 million, or 2%, from June 30, 2012, led by growth in the commercial loan portfolio.

•	Total deposits amounted to $2.2 billion at September 30, 2012, up $104.2 million, or 5%, from June 30, 2012, with growth in lower cost deposits.

•
Net interest margin was 3.28%, a modest 2 basis point decrease from the previous quarter, reflecting the impact of a sustained low interest rate environment on earning asset yields, which declined at a slightly higher rate than funding costs during the quarter.

•
Due to continued strong mortgage origination volume, mortgage banking revenues (net gains on loan sales and commissions on loans originated for others) totaled $3.5 million for the quarter, a 16% increase over the prior quarter.

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Washington Trust
Page 2, October 22, 2012

•
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure or repossession) amounted to $21.1 million, or 0.69% of total assets, at September 30, 2012, compared to $18.8 million, or 0.62% of total assets, at June 30, 2012.

Third quarter 2012 results also included the following transactions:

•	A non-taxable gain of $528 thousand was recognized in the quarter resulting from the receipt of bank owned life insurance (“BOLI”) proceeds.

•
Balance sheet management transactions, which are expected to result in net interest income enhancement of approximately $319 thousand for the remainder of 2012 with continuing benefits in future years, were conducted in the latter portion of the quarter, including:

◦	Federal Home Loan Bank of Boston (“FHLBB”) advances totaling $32.4 million were prepaid, which resulted in third quarter 2012 debt prepayment penalty expense of $1.2 million.

◦	The terms of $13.0 million of FHLBB advances with original maturity dates in 2014 and 2015 were modified into longer terms maturing in 2017.

•	The net impact of these transactions was a reduction in earnings of 1 cent per diluted share in the third quarter of 2012.

Net Interest Income
The net interest margin for the third quarter of 2012 was 3.28%, down from 3.30% in the second quarter of 2012, reflecting a 7 basis point decline in the yield on interest-earning assets, partially offset by a 6 basis point decline in cost of funds. Third quarter 2012 net interest margin was up by 6 basis points from 3.22% in the third quarter of 2011, largely reflecting a reduction in the cost of funds.

Average interest-earning assets for the third quarter of 2012 increased by $25.8 million, or 1%, from the previous quarter and grew by $103.3 million, or 4%, from the third quarter of 2011, primarily reflecting loan growth.

As a result, third quarter 2012 net interest income of $22.7 million was up by $325 thousand, or 1%, compared to the previous quarter and up by $1.2 million, or 6%, compared to the third quarter of 2011.

Noninterest Income
Third quarter 2012 noninterest income totaled $16.9 million, up by $747 thousand, or 5%, from the previous quarter and up by $4.0 million, or 31%, from the third quarter of 2011. As mentioned above, third quarter 2012 results included a $528 thousand non-taxable gain related to the receipt of BOLI proceeds. There were no sales of securities or other-than-temporary impairment ("OTTI") losses on securities in the third quarter of 2012. Previous quarter noninterest income included net realized gains on securities of $299 thousand, as well as a $348 thousand gain on the sale of bank property. In the third quarter 2011, OTTI losses on securities of $158 thousand were recognized. Excluding these items, noninterest income for the third quarter of 2012 was up by $866 thousand, or 6%, from the previous quarter and up by $3.3 million, or 25%, from the third quarter of 2011.

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Washington Trust
Page 3, October 22, 2012

Significant changes in noninterest income included the following:

•	Mortgage banking revenues increased by $489 thousand from the second quarter of 2012 and by $2.4 million from the third quarter of 2011, due to another strong quarter of mortgage origination activity.

•
Third quarter 2012 wealth management revenues were $7.2 million, down by $280 thousand on a linked quarter basis and up by $402 thousand compared to the third quarter of 2011. The decline on a linked quarter basis reflects a decrease in tax preparation fees, which are typically concentrated in the second quarter. Wealth management assets under administration totaled $4.2 billion at September 30, 2012, up by $162.6 million, or 4%, from June 30, 2012.

•
Merchant processing fees totaled $3.2 million for the third quarter of 2012, up by $475 thousand on a linked quarter basis and comparable with the third quarter of 2011. On a linked quarter basis, the increase reflects a seasonal increase in the volume of transactions processed for customers. See discussion on the corresponding increase in merchant processing costs under the caption “Noninterest Expenses.”

Noninterest Expenses
Noninterest expenses totaled $26.3 million for the third quarter of 2012, up by $1.1 million, or 4%, from the previous quarter and up by $3.7 million, or 16%, from the third quarter of 2011. Included in noninterest expenses in the second and third quarters of 2012 were debt prepayment penalties of $961 thousand and $1.2 million, respectively. Also included in second quarter 2012 noninterest expenses was a charge of $131 thousand for the termination of an operating lease, classified in net occupancy expense. Excluding the debt prepayment charges and the operating lease termination charge, noninterest expenses for the third quarter of 2012 increased by $981 thousand, or 4%, from the previous quarter and up by $2.5 million, or 11%, from the third quarter of 2011.

Significant changes in noninterest expense included the following:

•
Salaries and employee benefit costs amounted to $15.2 million in the third quarter of 2012, an increase of $763 thousand, or 5%, from the previous quarter and up by $2.3 million, or 18%, from the third quarter of 2011. These increases reflect higher amounts of commissions paid to mortgage originators, higher staffing levels in support of mortgage origination and other business lines and higher incentive accruals. The increase from 2011 also reflected higher defined benefit plan cost primarily due to a lower discount rate.

•
Merchant processing costs totaled $2.7 million in the third quarter of 2012, up by $387 thousand on a linked quarter basis and comparable with the third quarter of 2011. See the discussion above regarding the corresponding increase in merchant processing fee income.

Income tax expense amounted to $3.9 million for the third quarter of 2012, compared to $4.0 million for the second quarter of 2012 and $3.3 million for the third quarter of 2011. The effective tax rate for the third quarter of 2012 was reduced to 30.3% from 31.7% in the previous quarter, as a result of the non-taxable gain related to the receipt of BOLI proceeds in the quarter.

Asset Quality
Total nonaccrual loans amounted to $17.7 million, or 0.79% of total loans, at September, 30, 2012, up by $2.0 million from June 30, 2012. At September 30, 2012, total past due loans amounted to $23.6 million, or 1.05% of total loans, up by $3.3 million from June 30, 2012. Loans classified as troubled debt restructurings ("TDRs") totaled $20.6 million at September 30, 2012, up by

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Washington Trust
Page 4, October 22, 2012

$7.3 million from June 30, 2012. These changes in nonaccrual loans, past due loans and TDRs are largely associated with a small number of larger commercial relationships.

The loan loss provision charged to earnings amounted to $600 thousand for the third quarter of 2012, level with the second quarter of 2012 and down by $400 thousand from the third quarter of 2011. Net charge-offs amounted to $296 thousand in the third quarter of 2012, compared to net charge-offs of $197 thousand in the second quarter of 2012 and $712 thousand in the third quarter of 2011.

The allowance for loan losses was $30.8 million, or 1.36% of total loans, at September 30, 2012 compared to $30.4 million, or 1.38% of total loans, at June 30, 2012.

Loans
Total loans rose by $42.9 million, or 2%, in the third quarter of 2012, with increases in commercial loans of $27.3 million and residential loans of $13.4 million. Total loans are up by $109.5 million, or 5%, from December 31, 2011, including a $94.7 million, or 8%, increase in total commercial loans.

Investment Securities
The investment securities portfolio amounted to $483.9 million at September 30, 2012, down by $32.3 million from June 30, 2012 and down by $109.5 million from December 31, 2011, primarily due to principal payments received on mortgage-backed securities not being reinvested.

Deposits and Borrowings
Total deposits increased by $104.2 million, or 5%, in the third quarter of 2012 and by $108.3 million, or 5%, since December 31, 2011, reflecting growth in lower cost non-time categories of deposits.

FHLBB advances totaled $417.7 million at September 30, 2012, down by $106.3 million from June 30, 2012 and down by $122.8 million from December 31, 2011. In addition to balance sheet management transactions, this decline reflects less demand for wholesale funding due to the strong deposit growth.

Other borrowings were $229 thousand at September 30, 2012, compared to $481 thousand at June 30, 2012 and $19.8 million at December 31, 2011. The $19.5 million decline in other borrowings from the balance at December 31, 2011, was primarily due to the maturity of securities sold under repurchase agreements.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.18% at September 30, 2012, compared to 12.86% at December 31, 2011. Total shareholder's equity was $298.4 million at September 30, 2012, up by $17.0 million from the balance at December 31, 2011.

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Washington Trust
Page 5, October 22, 2012

Dividends Declared
The Board of Directors declared a quarterly dividend of 24 cents per share for the quarter ended September 30, 2012. The dividend is a one cent increase over the amount paid in the previous quarter and is the Corporation’s second dividend increase in 2012. The dividend was paid on October 12, 2012 to shareholders of record on October 1, 2012.

Conference Call
Washington Trust will host a conference call on Tuesday, October 23, 2012 at 8:30 a.m. Eastern Time to discuss third quarter results and business outlook. This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com. Individuals may dial in to the call at 1-877-317-6789. The international dial-in number is 1-412-317-6789 and the Canada dial-in number is 1-866-605-3852. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call. To listen to the replay, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The Conference Number for replay is 10018650. The replay will be available until 9:00 a.m. on November 7, 2012.

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Washington Trust
Page 6, October 22, 2012

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ Global Select® Stock Market under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains certain statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)

(Dollars in thousands, except par value)	Sep 30, 2012	Dec 31, 2011
Assets:
Cash and due from banks	$49,935	$82,238
Short-term investments	3,599	4,782
Mortgage loans held for sale, at fair value; amortized cost $33,737 in 2012 and $19,624 in 2011	35,409	20,340
Securities:
Available for sale, at fair value; amortized cost $424,194 in 2012 and $524,036 in 2011	440,289	541,253
Held to maturity, at cost; fair value $45,031 in 2012 and $52,499 in 2011	43,569	52,139
Total securities	483,858	593,392
Federal Home Loan Bank stock, at cost	40,418	42,008
Loans:
Commercial and other	1,219,327	1,124,628
Residential real estate	715,412	700,414
Consumer	321,958	322,117
Total loans	2,256,697	2,147,159
Less allowance for loan losses	30,752	29,802
Net loans	2,225,945	2,117,357
Premises and equipment, net	27,482	26,028
Investment in bank-owned life insurance	54,344	53,783
Goodwill	58,114	58,114
Identifiable intangible assets, net	6,346	6,901
Other assets	63,418	59,155
Total assets	$3,048,868	$3,064,098
Liabilities:
Deposits:
Demand deposits	$352,330	$339,809
NOW accounts	267,495	257,031
Money market accounts	459,671	406,777
Savings accounts	268,191	243,904
Time deposits	886,972	878,794
Total deposits	2,234,659	2,126,315
Federal Home Loan Bank advances	417,675	540,450
Junior subordinated debentures	32,991	32,991
Other borrowings	229	19,758
Other liabilities	64,920	63,233
Total liabilities	2,750,474	2,782,747
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,371,272 shares in 2012 and 16,292,471 shares in 2011	1,023	1,018
Paid-in capital	90,829	88,030
Retained earnings	208,639	194,198
Accumulated other comprehensive loss	(2,097)	(1,895)
Total shareholders’ equity	298,394	281,351
Total liabilities and shareholders’ equity	$3,048,868	$3,064,098

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Nine Months
	Periods ended September 30,	2012	2011	2012	2011
	Interest income:
Interest and fees on loans		$25,840	$25,069	$76,547	$74,035
Interest on securities:	Taxable	3,672	4,640	12,118	14,282
	Nontaxable	660	746	2,035	2,273
	Dividends on corporate stock and Federal Home Loan Bank stock	52	64	207	197
	Other interest income	27	15	64	52
	Total interest income	30,251	30,534	90,971	90,839
	Interest expense:
	Deposits	3,391	3,808	10,210	12,040
	Federal Home Loan Bank advances	3,726	4,539	11,809	13,956
	Junior subordinated debentures	393	393	1,176	1,175
	Other interest expense	5	245	244	728
	Total interest expense	7,515	8,985	23,439	27,899
	Net interest income	22,736	21,549	67,532	62,940
	Provision for loan losses	600	1,000	2,100	3,700
	Net interest income after provision for loan losses	22,136	20,549	65,432	59,240
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,877	5,547	17,474	17,045
	Mutual fund fees	1,024	1,035	3,051	3,293
	Financial planning, commissions and other service fees	292	209	1,326	1,043
	Wealth management services	7,193	6,791	21,851	21,381
	Service charges on deposit accounts	833	821	2,356	2,662
	Merchant processing fees	3,207	3,223	7,927	7,849
	Card interchange fees	675	597	1,844	1,665
	Income from bank-owned life insurance	1,006	488	1,969	1,446
	Net gains on loan sales and commissions on loans originated for others	3,504	1,077	9,616	2,139
	Net realized gains on securities	—	—	299	197
	Net gains (losses) on interest rate swap contracts	63	(47)	87	(6)
	Equity in earnings (losses) of unconsolidated subsidiaries	27	(144)	114	(433)
	Other income	413	308	1,473	1,229
	Noninterest income, excluding other-than-temporary impairment losses	16,921	13,114	47,536	38,129
	Total other-than-temporary impairment losses on securities	—	—	(85)	(54)
	Portion of loss recognized in other comprehensive income (before tax)	—	(158)	(124)	(137)
	Net impairment losses recognized in earnings	—	(158)	(209)	(191)
	Total noninterest income	16,921	12,956	47,327	37,938
	Noninterest expense:
	Salaries and employee benefits	15,214	12,912	44,125	37,138
	Net occupancy	1,468	1,362	4,521	3,919
	Equipment	1,168	1,092	3,418	3,211
	Merchant processing costs	2,707	2,781	6,690	6,795
	Outsourced services	845	863	2,660	2,610
	FDIC deposit insurance costs	427	427	1,311	1,614
	Legal, audit and professional fees	598	430	1,599	1,389
	Advertising and promotion	445	561	1,295	1,341
	Amortization of intangibles	182	230	555	705
	Foreclosed property costs	136	45	604	549
	Debt prepayment penalties	1,173	—	2,134	221
	Other expenses	1,927	1,892	6,005	6,107
	Total noninterest expense	26,290	22,595	74,917	65,599
	Income before income taxes	12,767	10,910	37,842	31,579
	Income tax expense	3,867	3,328	11,791	9,632
	Net income	$8,900	$7,582	$26,051	$21,947

	Weighted average common shares outstanding - basic	16,366	16,278	16,351	16,242
	Weighted average common shares outstanding - diluted	16,414	16,294	16,392	16,269
Per share information:	Basic earnings per common share	$0.54	$0.46	$1.59	$1.35
	Diluted earnings per common share	$0.54	$0.46	$1.58	$1.34
	Cash dividends declared per share	$0.24	$0.22	$0.70	$0.66

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Financial Data:
Total assets	$3,048,868	$3,041,050	$3,028,690	$3,064,098	$2,969,613
Total loans	2,256,697	2,213,842	2,155,359	2,147,159	2,087,759
Total securities	483,858	516,193	558,284	593,392	581,543
Total deposits	2,234,659	2,130,453	2,145,562	2,126,315	2,086,150
Total shareholders' equity	298,394	292,734	287,935	281,351	285,494
Net interest income	22,736	22,411	22,385	22,015	21,549
Provision for loan losses	600	600	900	1,000	1,000
Noninterest income, excluding OTTI losses	16,921	16,174	14,441	14,826	13,114
Net OTTI losses recognized in earnings	—	—	(209)	—	(158)
Noninterest expenses	26,290	25,228	23,399	24,774	22,595
Income tax expense	3,867	4,044	3,880	3,290	3,328
Net income	8,900	8,713	8,438	7,777	7,582

Share Data:
Basic earnings per common share	$0.54	$0.53	$0.51	$0.48	$0.46
Diluted earnings per common share	$0.54	$0.53	$0.51	$0.47	$0.46
Dividends declared per share	$0.24	$0.23	$0.23	$0.22	$0.22
Book value per share	$18.23	$17.89	$17.61	$17.27	$17.54
Tangible book value per share - Non-GAAP (1)	$14.29	$13.94	$13.64	$13.28	$13.53
Market value per share	$26.27	$24.38	$24.14	$23.86	$19.78

Shares outstanding at end of period	16,371	16,359	16,354	16,292	16,279
Weighted average common shares outstanding - basic	16,366	16,358	16,330	16,288	16,278
Weighted average common shares outstanding - diluted	16,414	16,392	16,370	16,327	16,294

Key Ratios:
Return on average assets	1.17%	1.16%	1.11%	1.04%	1.03%
Return on average tangible assets - Non-GAAP (1)	1.19%	1.18%	1.14%	1.07%	1.06%
Return on average equity	12.02%	11.98%	11.85%	10.89%	10.67%
Return on average tangible equity - Non-GAAP (1)	15.37%	15.41%	15.35%	14.10%	13.86%

Capital Ratios:
Tier 1 risk-based capital	11.93% (i)	11.90%	11.96%	11.61%	11.73%
Total risk-based capital	13.18% (i)	13.15%	13.22%	12.86%	12.99%
Tier 1 leverage ratio	9.11% (i)	9.00%	8.75%	8.70%	8.69%
Equity to assets	9.79%	9.63%	9.51%	9.18%	9.61%
Tangible equity to tangible assets - Non-GAAP (1)	7.84%	7.66%	7.53%	7.21%	7.58%
(i) - estimated

Wealth Management Assets under
Administration:
Balance at beginning of period	$4,079,913	$4,196,447	$3,900,061	$3,728,837	$4,148,433
Net investment (depreciation) appreciation & income	155,427	(131,896)	298,155	215,449	(374,961)
Net client cash flows	7,180	15,362	(1,769)	(36,815)	(44,635)
Other (2)	—	—	—	(7,410)	—
Balance at end of period	$4,242,520	$4,079,913	$4,196,447	$3,900,061	$3,728,837

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)
Represents declassifications of largely low fee-paying assets from assets under administration due to a change in the scope and/or frequency of services provided by Washington Trust. The impact of this change on wealth management revenues was minimal.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Nine Months Ended
(Dollars and shares in thousands, except per share amounts)	Sep 30, 2012	Sep 30, 2011
Financial Data:
Net interest income	$67,532	$62,940
Provision for loan losses	2,100	3,700
Noninterest income, excluding OTTI losses	47,536	38,129
Net OTTI losses recognized in earnings	(209)	(191)
Noninterest expenses	74,917	65,599
Income tax expense	11,791	9,632
Net income	26,051	21,947

Share Data:
Basic earnings per common share	$1.59	$1.35
Diluted earnings per common share	$1.58	$1.34
Dividends declared per share	$0.70	$0.66

Weighted average common shares outstanding - basic	16,351	16,242
Weighted average common shares outstanding - diluted	16,392	16,269

Key Ratios:
Return on average assets	1.15%	1.01%
Return on average tangible assets - Non-GAAP (1)	1.17%	1.03%
Return on average equity	11.95%	10.52%
Return on average tangible equity - Non-GAAP (1)	15.38%	13.76%

Asset Quality Data:
Allowance for Loan Losses:
Balance at beginning of period	$29,802	$28,583
Provision charged to earnings	2,100	3,700
Charge-offs	(1,801)	(2,914)
Recoveries	651	272
Balance at end of period	$30,752	$29,641

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	($169)	$704
Other commercial	851	1,335
Residential real estate mortgages	218	364
Consumer	250	239
Total	$1,150	$2,642

Net charge-offs to average loans (annualized)	0.07%	0.17%

Wealth Management Assets Under Administration:
Balance at beginning of period	$3,900,061	$3,967,207
Net investment appreciation & income	321,686	(227,773)
Net client cash flows	20,773	(10,597)
Balance at end of period	$4,242,520	$3,728,837

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial mortgages and other commercial loans	4.94%	5.03%	5.13%	5.19%	5.22%
Residential real estate loans, including mortgage loans held for sale	4.32%	4.40%	4.51%	4.46%	4.58%
Consumer loans	3.89%	3.85%	3.89%	3.87%	3.90%
Total loans	4.59%	4.65%	4.74%	4.74%	4.80%
Cash, federal funds sold and other short-term investments	0.26%	0.23%	0.15%	0.19%	0.20%
FHLBB stock	0.51%	0.54%	0.50%	0.30%	0.26%
Taxable debt securities	3.50%	3.63%	3.62%	3.58%	3.78%
Nontaxable debt securities	5.83%	5.93%	5.92%	5.82%	5.82%
Corporate stocks	—%	7.58%	7.16%	5.89%	7.58%
Total securities	3.83%	3.95%	3.93%	3.88%	4.07%
Total interest-earning assets	4.34%	4.41%	4.43%	4.44%	4.53%
Liabilities:
NOW accounts	0.06%	0.06%	0.08%	0.10%	0.10%
Money market accounts	0.26%	0.23%	0.22%	0.24%	0.25%
Savings accounts	0.11%	0.11%	0.11%	0.12%	0.12%
Time deposits	1.33%	1.35%	1.41%	1.45%	1.48%
FHLBB advances	3.18%	3.25%	3.14%	3.44%	3.49%
Junior subordinated debentures	4.74%	4.77%	4.78%	4.73%	4.73%
Other	6.33%	2.07%	4.98%	4.59%	4.50%
Total interest-bearing liabilities	1.27%	1.33%	1.38%	1.45%	1.53%

Interest rate spread (taxable equivalent basis)	3.07%	3.08%	3.05%	2.99%	3.00%
Net interest margin (taxable equivalent basis)	3.28%	3.30%	3.27%	3.22%	3.22%

	At September 30, 2012
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,451	$2,584	$—	$32,035
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	277,432	18,394	—	295,826
States and political subdivisions	68,700	4,913	—	73,613
Trust preferred securities:
Individual name issuers	30,667	—	(7,231)	23,436
Collateralized debt obligations	4,047	—	(3,117)	930
Corporate bonds	13,897	585	(33)	14,449
Total securities available for sale	424,194	26,476	(10,381)	440,289
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	43,569	1,462	—	45,031
Total securities held to maturity	43,569	1,462	—	45,031
Total securities	$467,763	$27,938	($10,381)	$485,320

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Loans:
Commercial:	Mortgages	$693,221	$664,410	$642,012	$624,813	$573,355
	Construction & development	25,132	17,365	11,130	10,955	18,518
	Other	500,974	510,220	486,258	488,860	478,652
	Total commercial	1,219,327	1,191,995	1,139,400	1,124,628	1,070,525
Residential real estate:	Mortgages	692,659	680,772	675,249	678,582	674,242
	Homeowner construction	22,753	21,247	21,708	21,832	17,226
	Total residential real estate	715,412	702,019	696,957	700,414	691,468
Consumer:	Home equity lines	227,549	224,550	223,311	223,430	222,886
	Home equity loans	39,452	40,690	40,793	43,121	45,354
	Other	54,957	54,588	54,898	55,566	57,526
	Total consumer	321,958	319,828	319,002	322,117	325,766
	Total loans	$2,256,697	$2,213,842	$2,155,359	$2,147,159	$2,087,759

	At September 30, 2012
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$666,871	92.8%
New York, New Jersey, Pennsylvania	37,160	5.2%
New Hampshire	12,135	1.7%
Other	2,187	0.3%
Total commercial real estate loans (1)	$718,353	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At September 30, 2012
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$694,274	97.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	9,658	1.3%
New Hampshire	4,342	0.6%
Ohio	3,706	0.5%
Washington, Oregon	1,385	0.2%
Georgia	1,106	0.2%
New Mexico	477	0.1%
Other	464	0.1%
Total residential mortgages	$715,412	100.0%

	Period End Balances At
(Dollars in thousands)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Deposits:
Demand deposits	$352,330	$321,488	$333,833	$339,809	$319,203
NOW accounts	267,495	263,124	258,986	257,031	242,372
Money market accounts	459,671	388,686	400,396	406,777	374,324
Savings accounts	268,191	264,772	257,495	243,904	239,356
Time deposits	886,972	892,383	894,852	878,794	910,895
Total deposits	$2,234,659	$2,130,453	$2,145,562	$2,126,315	$2,086,150

Out-of-market brokered certificates of deposits included in time deposits	$98,603	$102,661	$95,989	$90,073	$85,250
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,136,056	$2,027,792	$2,049,573	$2,036,242	$2,000,900

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$5,956	$2,597	$5,099	$5,709	$6,367
Commercial construction and development	—	—	—	—	—
Other commercial	3,201	3,405	4,200	3,708	2,745
Residential real estate mortgages	7,127	8,659	9,031	10,614	11,352
Consumer	1,463	1,081	1,069	1,206	1,126
Total nonaccrual loans	$17,747	$15,742	$19,399	$21,237	$21,590
Nonaccrual investment securities	929	767	750	887	796
Property acquired through foreclosure or repossession	2,447	2,332	3,478	2,647	2,201
Total nonperforming assets	$21,123	$18,841	$23,627	$24,771	$24,587

Total past due loans to total loans	1.05%	0.92%	0.98%	1.22%	1.05%
Nonperforming assets to total assets	0.69%	0.62%	0.78%	0.81%	0.83%
Nonaccrual loans to total loans	0.79%	0.71%	0.90%	0.99%	1.03%
Allowance for loan losses to nonaccrual loans	173.28%	193.42%	154.88%	140.33%	137.29%
Allowance for loan losses to total loans	1.36%	1.38%	1.39%	1.39%	1.42%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,131	$1,251	$1,059	$6,389	$5,861
Other commercial	6,880	6,916	7,329	6,625	4,059
Residential real estate mortgages	386	570	935	1,481	1,158
Consumer	158	159	174	171	174
Accruing troubled debt restructured loans	16,555	8,896	9,497	14,666	11,252
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	348	91	1,209
Other commercial	2,306	2,317	2,361	2,154	292
Residential real estate mortgages	1,697	2,028	1,904	2,615	2,686
Consumer	46	47	35	106	129
Nonaccrual troubled debt restructured loans	4,049	4,392	4,648	4,966	4,316
Total troubled debt restructured loans	$20,604	$13,288	$14,145	$19,632	$15,568

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$3,978	$411	$104	$1,621	$874
Other commercial loans	2,719	849	1,031	3,760	1,629
Residential real estate mortgages	2,368	4,969	4,468	3,969	2,145
Consumer loans	1,876	2,660	2,404	1,073	1,100
Loans 30-59 days past due	$10,941	$8,889	$8,007	$10,423	$5,748

Loans 60-89 Days Past Due:
Commercial mortgages	$874	$233	$—	$315	$328
Other commercial loans	1,169	434	33	982	103
Residential real estate mortgages	821	1,600	488	1,505	206
Consumer loans	1,213	677	219	263	420
Loans 60-89 days past due	$4,077	$2,944	$740	$3,065	$1,057

Loans 90 Days or more Past Due:
Commercial mortgages	$2,495	$2,339	$4,676	$4,995	$5,510
Other commercial loans	1,366	1,714	2,521	633	1,209
Residential real estate mortgages	3,924	4,039	4,843	6,283	7,826
Consumer loans	811	362	326	874	649
Loans 90 days or more past due	$8,596	$8,454	$12,366	$12,785	$15,194

Total Past Due Loans:
Commercial mortgages	$7,347	$2,983	$4,780	$6,931	$6,712
Other commercial loans	5,254	2,997	3,585	5,375	2,941
Residential real estate mortgages	7,113	10,608	9,799	11,757	10,177
Consumer loans	3,900	3,699	2,949	2,210	2,169
Total past due loans	$23,614	$20,287	$21,113	$26,273	$21,999

Nonaccrual loans included in past due loans	$14,471	$12,719	$14,747	$17,588	$16,585

	For the Quarters Ended
(Dollars in thousands)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Allowance for Loan Losses:
Balance at beginning of period	$30,448	$30,045	$29,802	$29,641	$29,353
Provision charged to earnings	600	600	900	1,000	1,000
Charge-offs	(424)	(696)	(681)	(920)	(818)
Recoveries	128	499	24	81	106
Balance at end of period	$30,752	$30,448	$30,045	$29,802	$29,641

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$212	($388)	$7	$249	$249
Other commercial	(22)	549	324	39	286
Residential real estate mortgages	41	(47)	224	273	100
Consumer	65	83	102	278	77
Total	$296	$197	$657	$839	$712

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended September 30,	2012			2011
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages and other commercial loans	$1,193,006	$14,814	4.94%	$1,066,916	$14,027	5.22%
Residential real estate loans, including mortgage loans held for sale	739,744	8,041	4.32%	688,856	7,950	4.58%
Consumer loans	320,431	3,133	3.89%	323,744	3,184	3.90%
Total loans	2,253,181	25,988	4.59%	2,079,516	25,161	4.80%
Cash, federal funds sold and short-term investments	40,984	27	0.26%	29,123	15	0.20%
FHLBB stock	40,418	52	0.51%	42,008	28	0.26%

Taxable debt securities	417,525	3,672	3.50%	487,172	4,640	3.78%
Nontaxable debt securities	68,815	1,008	5.83%	77,333	1,134	5.82%
Corporate stocks	—	—	—%	2,513	48	7.58%
Total securities	486,340	4,680	3.83%	567,018	5,822	4.07%
Total interest-earning assets	2,820,923	30,747	4.34%	2,717,665	31,026	4.53%
Noninterest-earning assets	224,280			217,481
Total assets	$3,045,203			$2,935,146
Liabilities and Shareholders' Equity:
NOW accounts	$260,829	$41	0.06%	$232,023	$61	0.10%
Money market accounts	429,538	283	0.26%	372,279	234	0.25%
Savings accounts	267,614	74	0.11%	232,432	72	0.12%
Time deposits	896,770	2,993	1.33%	921,056	3,441	1.48%
FHLBB advances	466,135	3,726	3.18%	515,607	4,539	3.49%
Junior subordinated debentures	32,991	393	4.74%	32,991	393	4.73%
Other	314	5	6.33%	21,608	245	4.50%
Total interest-bearing liabilities	2,354,191	7,515	1.27%	2,327,996	8,985	1.53%
Demand deposits	337,547			280,453
Other liabilities	57,315			42,453
Shareholders' equity	296,150			284,244
Total liabilities and shareholders' equity	$3,045,203			$2,935,146
Net interest income (FTE)		$23,232			$22,041
Interest rate spread			3.07%			3.00%
Net interest margin			3.28%			3.22%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended September 30,	2012	2011
Commercial mortgages and other commercial loans	$148	$92
Nontaxable debt securities	348	388
Corporate stocks	—	12
Total	$496	$492

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Nine months ended September 30,	2012			2011
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages and other commercial loans	$1,160,531	$43,702	5.03%	$1,056,746	$41,433	5.24%
Residential real estate loans, including mortgage loans held for sale	724,922	23,925	4.41%	665,705	23,382	4.70%
Consumer loans	320,274	9,297	3.88%	324,226	9,494	3.91%
Total loans	2,205,727	76,924	4.66%	2,046,677	74,309	4.85%
Cash, federal funds sold and short-term investments	41,125	64	0.21%	35,690	52	0.19%
FHLBB stock	40,812	158	0.52%	42,008	92	0.29%

Taxable debt securities	451,602	12,118	3.58%	488,745	14,282	3.91%
Nontaxable debt securities	70,389	3,107	5.90%	78,403	3,450	5.88%
Corporate stocks	1,215	66	7.26%	2,513	143	7.61%
Total securities	523,206	15,291	3.90%	569,661	17,875	4.20%
Total interest-earning assets	2,810,870	92,437	4.39%	2,694,036	92,328	4.58%
Noninterest-earning assets	222,387			214,099
Total assets	$3,033,257			$2,908,135
Liabilities and Shareholders' Equity:
NOW accounts	$253,895	$127	0.07%	$228,941	$179	0.10%
Money market accounts	415,661	740	0.24%	388,413	806	0.28%
Savings accounts	258,464	215	0.11%	225,835	216	0.13%
Time deposits	895,864	9,128	1.36%	934,340	10,839	1.55%
FHLBB advances	494,615	11,809	3.19%	495,469	13,956	3.77%
Junior subordinated debentures	32,991	1,176	4.76%	32,991	1,175	4.76%
Other	6,706	244	4.86%	22,126	728	4.40%
Total interest-bearing liabilities	2,358,196	23,439	1.33%	2,328,115	27,899	1.60%
Demand deposits	329,983			260,627
Other liabilities	54,456			41,173
Shareholders' equity	290,622			278,220
Total liabilities and shareholders' equity	$3,033,257			$2,908,135
Net interest income (FTE)		$68,998			$64,429
Interest rate spread			3.06%			2.98%
Net interest margin			3.28%			3.20%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Nine months ended September 30,	2012	2011
Commercial mortgages and other commercial loans	$377	$274
Nontaxable debt securities	1,072	1,177
Corporate stocks	17	38
Total	$1,466	$1,489

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$298,394	$292,734	$287,935	$281,351	$285,494
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,346	6,528	6,714	6,901	7,147
Total tangible shareholders' equity at end of period	$233,934	$228,092	$223,107	$216,336	$220,233

Shares outstanding at end of period	16,371	16,359	16,354	16,292	16,279

Book value per share - GAAP	$18.23	$17.89	$17.61	$17.27	$17.54
Tangible book value per share - Non-GAAP	$14.29	$13.94	$13.64	$13.28	$13.53

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$233,934	$228,092	$223,107	$216,336	$220,233

Total assets at end of period	$3,048,868	$3,041,050	$3,028,690	$3,064,098	$2,969,613
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,346	6,528	6,714	6,901	7,147
Total tangible assets at end of period	$2,984,408	$2,976,408	$2,963,862	$2,999,083	$2,904,352

Equity to assets - GAAP	9.79%	9.63%	9.51%	9.18%	9.61%
Tangible equity to tangible assets - Non-GAAP	7.84%	7.66%	7.53%	7.21%	7.58%

Calculation of Return on Average Tangible Assets:
Net income	$8,900	$8,713	$8,438	$7,777	$7,582

Total average assets	$3,045,203	$3,017,167	$3,037,270	$2,983,648	$2,935,146
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,434	6,619	6,805	7,025	7,257
Total average tangible assets	$2,980,655	$2,952,434	$2,972,351	$2,918,509	$2,869,775

Return on average assets - GAAP	1.17%	1.16%	1.11%	1.04%	1.03%
Return on average tangible assets - Non-GAAP	1.19%	1.18%	1.14%	1.07%	1.06%

Calculation of Return on Average Tangible Equity:
Net income	$8,900	$8,713	$8,438	$7,777	$7,582

Total average shareholders' equity	$296,150	$290,854	$284,801	$285,707	$284,244
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,434	6,619	6,805	7,025	7,257
Total average tangible shareholders' equity	$231,602	$226,121	$219,882	$220,568	$218,873

Return on average shareholders' equity - GAAP	12.02%	11.98%	11.85%	10.89%	10.67%
Return on average tangible shareholders' equity - Non-GAAP	15.37%	15.41%	15.35%	14.10%	13.86%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Nine Months Ended
(Dollars in thousands)	Sep 30, 2012	Sep 30, 2011
Calculation of return on average tangible assets:
Net income	$26,051	$21,947

Total average assets	$3,033,257	$2,908,135
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	6,619	7,492
Total average tangible assets	$2,968,524	$2,842,529

Return on average assets - GAAP	1.15%	1.01%
Return on average tangible assets - Non-GAAP	1.17%	1.03%

Calculation of return on average tangible equity:
Net income	$26,051	$21,947

Total average shareholders' equity	$290,622	$278,220
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	6,619	7,492
Total average tangible shareholders' equity	$225,889	$212,614

Return on average shareholders' equity - GAAP	11.95%	10.52%
Return on average tangible shareholders' equity - Non-GAAP	15.38%	13.76%